UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 5, 2019

 ELECTRONIC ARTS INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-17948	94-2838567
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

209 Redwood Shores Parkway,	Redwood City,	California	94065-1175
(Address of Principal Executive Offices)			(Zip Code)

(650)	628-1500
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value	EA	NASDAQ Global Select Market

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of Performance-Based Restricted Stock Unit Awards

On November 5, 2019, the Compensation Committee (the “Committee”) of Electronic Arts Inc. (“EA” or the “Company”) approved the terms of performance-based restricted stock unit awards (the “PRSUs”) to be granted on November 18, 2019 to our named executive officers: Chief Operating Officer and Chief Financial Officer Blake Jorgensen, Chief Studios Officer Laura Miele, and Chief Technology Officer Kenneth Moss. The purpose of the awards is to retain and incentivize these key executives, whom the Committee believes are critical to the Company’s ability to achieve its long-term strategic plan. No other member of the Company’s executive team received such grants.

The Committee approved a grant date target award value of $7.5 million for Mr. Jorgensen, $7 million for Ms. Miele, and $5.5 million for Mr. Moss. The target award value will be converted into PRSUs over an equivalent number of shares of EA’s common stock rounded down to the nearest whole share based on EA’s closing price on the date of grant, November 18, 2019.

The PRSUs will be subject to the terms of the EA’s 2019 Equity Incentive Plan, and the terms set forth in the applicable PRSU agreement, which are substantially the same as the PRSUs granted as part of the Company’s annual equity awards (as disclosed in the Company’s Current Report on Form 8-K filed on May 20, 2019 and the Company’s Proxy Statement filed on June 21, 2019), with the exception of the performance measurement and vesting measurement periods. The PRSUs will have a four-year performance measurement period, commencing with the third quarter of fiscal year 2020 and terminating with the second quarter of fiscal year 2024. In addition, the PRSUs will have two vesting measurement periods: a cumulative eight quarter period commencing with the third quarter of fiscal year 2020 and terminating with the second quarter of fiscal year 2022, and a cumulative sixteen quarter period commencing with the third quarter of fiscal year 2020 and terminating with the second quarter of fiscal year 2024. The vesting of the PRSUs is tied to the Company’s relative total stockholder return with 50% of the units available to vest in November 2021 and the remaining 50% of the units available to vest in November 2023.

The foregoing description of the PRSUs does not purport to be complete and is qualified by reference to the form of PRSU award agreement, a copy of which is filed as Exhibit 10.1 hereto, and is incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of November 2019 Performance-Based Restricted Stock Unit Agreement*
*Management contract or compensatory plan or arrangement.

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Form of November 2019 Performance-Based Restricted Stock Unit Agreement*
*Management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRONIC ARTS INC.

Dated:	November 12, 2019	By:	/s/ Jacob J. Schatz
Jacob J. Schatz
Executive Vice President, General Counsel and Corporate Secretary